Exhibit 32

Certification of Periodic Financial Report

Harold G. Giomi and Jack B. Buchold hereby certify as follows:

1.                                       They are the Chief Executive Officer and Chief Financial Officer, respectively, of The Bank Holdings.

2.                                       The Form 10-Q of The Bank Holdings for the Quarter Ended September 30,2003 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Bank Holdings.

11-12-03	/s/ Harold G Giomi
Date	Harold G. Giomi
Chief Executive Officer

11-12-03	/s/ Jack B Buchold
Date	Jack B Buchold
Chief Financial Officer